FORM OF

                           RESTRICTED STOCK AGREEMENT

                                    UNDER THE

                                TEREX CORPORATION

                               2000 INCENTIVE PLAN

     Agreement, made as of the [DATE] between TEREX CORPORATION, a Delaware corporation, having an office at 500 Post Road East, Westport, Connecticut 06880 (hereinafter called the "Corporation") and [GRANTEE'S NAME] (the "Participant").

                              W I T N E S S E T H:

     The Corporation hereby grants the Participant as of [GRANT DATE] ("Date of Grant") [####] shares of the common stock of the Corporation of the par value of $.01 per share (the "Award Shares") subject to the following terms and conditions:

     1. Forfeitures and Vesting. The Participant shall receive the Award Shares in accordance with the following schedule, but subject to forfeiture as described below:

                  Anniversary of
                   Date of Grant                    Participant receives:
                  ---------------                   ----------------------
                       1st                           25% of the Award Shares
                       2nd                           50% of the Award Shares
                       3rd                           75% of the Award Shares
                       4th                          100% of the Award Shares

     However, if the Participant terminates employment with the Corporation and its subsidiaries and affiliates at any time before the fourth anniversary of the Date of Grant (other than in the case of Participant's death or Disability), then the Participant will forfeit all Award Shares the Participant has not yet received, in accordance with the following schedule:

                  Termination Before
                  Anniversary of Date of Grant      Participant forfeits:
                  -----------------------------     ---------------------
                       1st                          100% of the Award Shares
                       2nd                           75% of the Award Shares
                       3rd                           50% of the Award Shares
                       4th                           25% of the Award Shares
                   Thereafter                         0% of the Award Shares

     Award Shares which have not been forfeited as provided for in the preceding sentence shall be delivered to the Participant promptly upon the earliest to occur of (i) the date set forth in the delivery schedule above, (ii) the Participant's death or Disability, and (iii) a Change in the Control of the

Corporation. An individual who is employed by a subsidiary or affiliate of the Corporation shall be deemed to have ceased employment with the Corporation at such time as the Corporation owns, either directly or indirectly, less than 50% of the total combined voting power of all classes of stock entitled to vote of such subsidiary or affiliate.

     2. Transfer Restrictions. The Award Shares are not transferable and shall not be sold, assigned, pledged or otherwise transferred by the Participant until received by the Participant (that is, when they are no longer subject to forfeiture).

     3. Plan. The Award Shares are awarded pursuant to the Terex Corporation 2000 Incentive Plan (the "Plan") and are subject to all of the terms and conditions of said Plan, which is hereby incorporated herein by reference. All capitalized terms used but not defined in this Agreement shall have the meanings given to such terms in the Plan.

     4. Tender Offer or Merger. Award Shares (i) may be tendered in response to a tender offer for or a request or invitation to tenders of greater than 50% of the outstanding common stock of the Corporation or (ii) may be surrendered in a merger, consolidation or share exchange involving the Corporation; provided, in each case, that the securities or other consideration received in exchange therefor shall thereafter be subject to the restrictions and conditions set forth herein.

     5. Withholding Taxes. In order to enable the Corporation to meet any applicable federal, state or local withholding tax requirements arising as a result of the Participant's receiving his or her Award Shares, the Participant shall pay the Corporation the amount of tax to be withheld in connection with Participant's receipt of the Award Shares.

     6. Award Share Certificates. The Corporation shall cause the Award Shares to be transferred on the books of the Corporation and registered in the name of the Corporation as nominee for the Participant until all restrictions lapse or such shares are forfeited as provided herein. Upon the restriction lapse, Award Shares shall be transferred from the books of the Corporation to the books of the Plan recordkeeper, in street name, for the benefit of the Participant.

     7. Government Regulations. Notwithstanding anything contained herein to the contrary, the Corporation's obligation to issue and deliver certificates evidencing the Award Shares shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

     8. Employment. Participation in the Plan shall not affect the Corporation's right to discharge a Participant or constitute an agreement of employment between the Participant and the Corporation.

     9. Governing Law. Except as otherwise provided, this Agreement shall be interpreted and construed in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first hereinabove written.





                                              TEREX CORPORATION



                                     By:      _______________________________
                                              [CORPORATE OFFICER]


                                              _______________________________

                                              [GRANTEE'S NAME]





Address:  ___________________________________________

Social Security No.: ___________________________________